Exhibit 99.1

Apple Reports Third Quarter Results

Record June Quarter Revenue and Profit

Mac Sales Set New Record

CUPERTINO, California—July 25, 2007—Apple® today announced financial results for its fiscal 2007 third quarter ended June 30, 2007. The Company posted revenue of $5.41 billion and net quarterly profit of $818 million, or $.92 per diluted share. These results compare to revenue of $4.37 billion and net quarterly profit of $472 million, or $.54 per diluted share, in the year-ago quarter. Gross margin was 36.9 percent, up from 30.3 percent in the year-ago quarter. International sales accounted for 40 percent of the quarter’s revenue.

Apple shipped 1,764,000 Macintosh® computers, representing 33 percent growth over the year-ago quarter and exceeding the previous company record for quarterly Mac® shipments by over 150,000. The Company also sold 9,815,000 iPods during the quarter, representing 21 percent growth over the year-ago quarter.

“We’re thrilled to report the highest June quarter revenue and profit in Apple’s history, along with the highest quarterly Mac sales ever,” said Steve Jobs, Apple’s CEO. “iPhone is off to a great start—we hope to sell our one-millionth iPhone by the end of its first full quarter of sales—and our new product pipeline is very strong.”

“We are very pleased to report strong financial results including cash flow from operations exceeding $1.2 billion for the quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth fiscal quarter of 2007, we expect revenue of about $5.7 billion and earnings per diluted share of about $.65.”

Apple will provide live streaming of its Q3 2007 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, July 25, 2007 at www.apple.com/quicktime/qtv/earningsq307/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about the Company’s estimated revenue, iPhone™ sales and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include potential litigation and government enforcement actions that may result from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; unfavorable results of legal proceedings; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; continued competitive pressures in the marketplace; the Company’s reliance on a sole U.S. service provider for iPhone; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the effect that product quality problems could have on the Company’s sales and operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; and the potential impact of a finding that the Company has infringed on the intellectual property rights of others. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 30, 2006, its Forms 10-Q for the quarters ended December 30, 2006 and March 31, 2007, and its Form 10-Q for the quarter ended June 30, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market this year with its revolutionary iPhone.

Press Contact:
Steve Dowling
(408) 974-1896
dowling@apple.com

Investor Relations Contacts:
Nancy Paxton
(408) 974-5420
paxton1@apple.com

Joan Hoover
(408) 974-4570
hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2007 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, QuickTime and iPhone are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share amounts)

	June 30, 2007	September 30, 2006
ASSETS:

Current assets:
Cash and cash equivalents	$7,118	$6,392
Short-term investments	6,649	3,718
Accounts receivable, less allowances of $47 and $52, respectively	1,410	1,252
Inventories	251	270
Deferred tax assets	687	607
Other current assets	2,630	2,270
Total current assets	18,745	14,509
Property, plant and equipment, net	1,626	1,281
Goodwill	38	38
Acquired intangible assets, net	237	139
Other assets	1,001	1,238

Total assets	$21,647	$17,205

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$3,660	$3,390
Accrued expenses	3,332	3,053
Total current liabilities	6,992	6,443
Non-current liabilities and other	1,251	778
Total liabilities	8,243	7,221

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 869,161,821 and 855,262,568 shares issued and outstanding, respectively	5,149	4,355
Retained earnings	8,199	5,607
Accumulated other comprehensive income	56	22
Total shareholders’ equity	13,404	9,984

Total liabilities and shareholders’ equity	$21,647	$17,205

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales	$5,410	$4,370	$17,789	$14,478
Cost of sales (1)	3,415	3,045	11,725	10,292
Gross margin	1,995	1,325	6,064	4,186

Operating expenses:
Research and development (1)	208	175	575	533
Selling, general, and administrative (1)	746	584	2,140	1,808
Total operating expenses	954	759	2,715	2,341

Operating income	1,041	566	3,349	1,845

Other income and expense	155	95	429	252

Income before provision for income taxes	1,196	661	3,778	2,097
Provision for income taxes	378	189	1,186	650

Net income	$818	$472	$2,592	$1,447

Earnings per common share:
Basic	$0.94	$0.55	$3.01	$1.72
Diluted	$0.92	$0.54	$2.92	$1.65

Shares used in computing earnings per share (in thousands):
Basic	866,806	851,375	862,500	840,759
Diluted	890,671	876,368	887,095	876,971

(1)                                  Stock-based compensation expense was allocated as follows:

Cost of sales	$10	$6	$25	$16
Research and development	$20	$12	$56	$40
Selling, general, and administrative	$35	$19	$93	$67

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(in millions)

	June 30, 2007	March 31, 2007	September 30, 2006
Deferred revenue-current:
iPhone and Apple TV	$92	$10	$—
AppleCare	399	373	333
Other	572	520	385
Total deferred revenue-current	1,063	903	718

Deferred revenue-non-current:
iPhone and Apple TV	88	10	—
AppleCare	435	392	355
Other	38	31	28
Total deferred revenue-non-current	561	433	383

Total deferred revenue	$1,624	$1,336	$1,101